                        UNITED INSURANCE COMPANIES, INC.
                                AND SUBSIDIARIES

         EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                     YEAR ENDED DECEMBER 31
                                                                  -----------------------------
                                                                   1995       1994       1993
                                                                  -------    -------    -------
                                                                (DOLLARS AND SHARES IN THOUSANDS,
                                                                   EXCEPT PER SHARE AMOUNTS)
PRIMARY
  Average shares outstanding....................................   37,899     37,620     37,577
                                                                  =======    =======    =======
  Net income....................................................  $53,328    $36,178    $32,845
                                                                  =======    =======    =======
  Primary net income per share..................................  $  1.41    $  0.96    $  0.88
                                                                  =======    =======    =======
FULLY DILUTED
  Average shares outstanding....................................   37,940     37,626     37,575
                                                                  =======    =======    =======
  Net income....................................................  $53,328    $36,178    $32,845
                                                                  =======    =======    =======
          Fully diluted net income per share....................  $  1.41    $  0.96    $  0.88
                                                                  =======    =======    =======

NOTE: All share and per share amounts have been restated for prior periods presented to reflect the four-for-one stock split effective June 1, 1995.